Exhibit (24)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement (Form S-1 of Startech Environmental Corporation of our report dated
December 22, 1999, included in the 1999 Annual Report to the Shareholders of Startech Environmental Corporation.


West Hartford, Connecticut
July 5, 2000